LEASE
THIS LEASE ("Lease") is made as of this _____ day of October, 2019 between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("Landlord"), and TDG OPERATIONS, LLC, a Georgia limited liability company (the "Tenant").
ARTICLE I - LEASE TERMS
Section 1.1.    Definitions. In addition to any other terms defined in this Lease, the following terms, whenever used in this Lease shall have the definitions set forth in this Section 1.1, and only such definitions, unless such definitions are expressly contradicted, limited or expanded elsewhere in this Lease.
A.    Term: The approximately one hundred twenty (120) month term, commencing as of the Commencement Date and ending on the Termination Date, unless sooner terminated by Landlord as provided in this Lease.
B.    Commencement Date: October __, 2019
C.    Termination Date: October 31, 2029
D.    Base Rent Schedule:

Period (by lease month)	Monthly Base Rent
01-12	$173,568.25
13-24	$177,039.62
25-36	$180,580.41
37-48	$184,192.02
49-60	$187,875.86
61-72	$191,633.37
73-84	$195,466.04
85-96	$199,375.36
97-108	$203,362.87
109-120	$207,430.13
E.    Initial Monthly Rent Adjustment Deposit: $42,557.00
(i)    Initial Tax Deposit: $34,000.00
(ii)    Initial Expense Deposit: $2,723.00
(iii)    Initial Insurance Deposit: $5,834.00
F.    Tenant's Proportion: 100%
G.    Letter of Credit Amount: $654,500

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H.    Use: Manufacturing and distribution of flooring products
I.    Landlord's Broker: NONE
J.    Tenant's Broker: NONE
K.    Tenant's Billing Address:
P.O. Box 2007
Dalton, Georgia 30722-2007
L.    Tenant's Notice Address:
Attention:     Jon A. Faulkner, C.F.O
Mail:        P.O. Box 2007
Dalton, Georgia 30722-2007
Physical:    475 Reed Road
Dalton, Georgia 30720
M.    Landlord's Notice Address:
CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523-1501
Attention: Executive Vice President, Asset Management
N.    Landlord's Address for Payment of Rent:
1808 Swift Drive
Oak Brook, Illinois 60523
O.    Guarantor: The Dixie Group, Inc.
Section 1.2.    Significance of Definitions. Each reference in this Lease to any of the definitions contained in Section 1.1 of this Article shall be deemed and construed to incorporate all of the terms provided under each such definition.
Section 1.3.    Enumeration of Exhibits. The exhibits listed in this Section and attached to this Lease are incorporated in this Lease by this reference and are to be construed as a part of this Lease.
Exhibit "A"    Legal Description
Exhibit "B"    HVAC Maintenance Service Contract Requirements
Exhibit "C"    Form of Estoppel Certificate
Exhibit "D"    Move Out Conditions
Exhibit "E"    Maintenance, Repair and Replacement Obligations
Exhibit "F"    Form of Memorandum of Lease

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Exhibit "G"    Form of Letter of Credit
ARTICLE II     – PREMISES
Section 2.1.    Lease. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be kept, observed and performed, does by these presents, lease to Tenant, and Tenant hereby leases from Landlord, the demised premises ("Premises") consisting of the building ("Building") located at 3201 S. Susan Street, Santa Ana, California, and the land ("Land") legally described on Exhibit "A" attached hereto. The Land and Building and all appurtenances thereto are sometimes collectively referred to as the "Premises" or the "Project". The lease of the Premises shall be subject to, and Tenant shall at all times during the Term comply with, all Applicable Law (hereinafter defined).
Section 2.2.    Restrictions. The Premises are leased to Tenant subject to all covenants, conditions, agreements, easements and restrictions of record affecting the Premises (collectively, the "Restrictions"). The lease of the Premises is subject to, and Tenant shall at all times during the Term comply with all Restrictions.
ARTICLE III – TERM
Section 3.1.    Term. The Term shall commence on the Commencement Date and shall end on the Termination Date, unless sooner terminated as set forth in this Lease.
Section 3.2.    Option to Extend.
A.    Grant and Exercise of Options. Provided that (i) no default has occurred and is then continuing, Tenant shall have the options (each an "Extension Option") to extend the Lease Term for two (2) additional periods of five (5) years each (each an "Extension Term"). The Extension Terms shall be upon the same terms and conditions contained in the Lease except (x) this provision giving the Extension Option shall be deleted after the second Extension Option is exercised, (y) any construction obligations, allowances, rent abatements or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Terms, and (z) the Base Rent for each year of the Extension Terms shall be adjusted as set forth below (the "Base Rent Modification"). Tenant shall exercise the Extension Options by delivering to Landlord, no later than two hundred seventy (270) days prior to the expiration of the then existing Term or initial Extension Term, as applicable, and no more than three hundred sixty-five (365) days prior to the expiration of the then existing Term or Extension Term. Tenant's failure to timely exercise such option shall be deemed a waiver of the Extension Option(s).
B.    Base Rent Modification Determination. Landlord shall notify Tenant of the amount of the Base Rent Modification no later than one hundred fifty (150) days prior to the commencement of each Extension Term. Tenant shall have thirty (30) days following its receipt of Landlord's notice to notify Landlord in writing that Tenant objects to the Base Rent Modification and that Tenant elects to determine the Base Rent Modification through an appraisal process. If Tenant elects to determine the Base Rent Modification through an

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appraisal process, the Base Rent Modification shall be determined in accordance with the appraisal process set forth in subsection D below. If Tenant fails to notify Landlord of such election within said thirty (30) day period, Tenant shall be deemed to have accepted the Base Rent Modification set forth in Landlord's notice to Tenant.
A.    Rent Adjustment. The minimum annual Base Rent for each Extension Term shall be an amount equal to the Base Rent then being quoted on comparable buildings (e.g., buildings of comparable age, physical condition, number of stories, total size, comparable location) in the Orange County, California market, taking into account all financial terms, including without limitation, base rent, annual escalations and leasing and brokerage commissions; provided, however, that in no event shall the Base Rent during the first year of each Extension Term be less than 100% of the highest Base Rent payable during the immediately preceding Term or Extension Term, as applicable, with three percent (3%) increases on each anniversary of the first day of the applicable Extension Term ("Floor"). The monthly Base Rent shall be an amount equal to one-twelfth (1/12) of the annual Base Rent for the applicable Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.
B.    Appraisal Process. If, pursuant to subsection A above, Tenant elects to determine the Base Rent Modification through an appraisal process, the Base Rent Modification shall be determined as follows:
(1)    Selection of Appraisers. Landlord and Tenant shall, within ten (10) days after Landlord's receipt of Tenant's election, each select an appraiser to determine the Base Rent Modification for the Premises. Each appraiser so selected shall be either an MAI appraiser or a licensed real estate broker, each having at least ten (10) years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Premises are located and with a working knowledge of current rental rates and practices. If either party fails to appoint an appraiser within the ten (10) day period, the appraiser appointed by the other party shall make the determination of the Base Rent Modification within the subsequent fifteen (15) days and shall provide such appraisal to Landlord and Tenant, and in such event, such appraisal shall serve as a final determination of the Base Rent Modification.
(2)    Appraisal. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon the Base Rent Modification. The estimate chosen by such appraisers shall be binding on both Landlord and Tenant. If the two appraisers cannot agree upon the Base Rent Modification for the Premises for each year of the Extension Term within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of which of the appraisers' two estimates most closely reflects Base Rent Modification for each year

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of the Extension Term and such estimate shall be binding on both Landlord and Tenant as the Base Rent Modification for the Extension Term. The parties shall share equally in the costs of the third arbitrator. If the Base Rent Modification determined by the appraisers is less than the Floor, Base Rent shall be the highest Base Rent payable during the immediately preceding term.
C.    Condition. Tenant agrees to accept the Premises to be covered by this Lease during each Extension Term in an "as is" physical condition, and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof or otherwise.
D.    Amendment. In the event Tenant exercises either or both of the Extension Options, then Landlord and Tenant shall mutually execute and deliver an amendment to this Lease reflecting the extension of the Term and the Base Rent for such Extension Term.
E.    Termination. The Extension Options herein granted shall automatically terminate upon the earliest to occur of: (i) the expiration or termination of this Lease; (ii) the termination of Tenant's right to possession of the Premises; (iii) any assignment of the Lease by Tenant or (iv)  the failure of Tenant to timely or properly exercise any Extension Option.
ARTICLE IV – CONDITION OF PREMISES
Section 4.1.    Disclaimer Regarding Premises. Landlord and Tenant shall arrange for an inspection of the Premises within five (5) business days after the Commencement Date to determine any defects in the condition of the Premises that are not set forth in Exhibit E attached hereto. In the event that Landlord and Tenant determine that there are any such additional defects in the condition of the Premises, they shall note same in an inspection report ("Move in Condition Report") to be prepared by the parties. Tenant agrees to accept the Premises in an absolutely "as is" condition, including, but not limited to, any conditions noted in the Move in Condition Report. Tenant acknowledges and agrees that Landlord, its agents, attorneys, representatives and employees have not and do not make any representations or warranties, express or implied, to Tenant regarding the Premises or the Project.
ARTICLE V     – RENT
Section 5.1.    Base Rent. Tenant agrees to pay to Landlord, monthly in advance, without offset or deduction, base rent for the Term ("Base Rent") in the amount of the Monthly Base Rent set forth in the Base Rent Schedule commencing on the Commencement Date and continuing on the first day of each month thereafter for the balance of the Term. In addition thereto, Tenant shall pay all such other amounts as are described in this Lease as "Additional Rent" in the manner and at the time specified in this Lease. The term "Rent" when used in this Lease shall include all Base Rent, as well as all Additional Rent. All Rent payable hereunder shall be payable to Landlord at Landlord's Address for Payment of Rent, or as Landlord may otherwise from time to time designate in writing by notice to Tenant. All bills sent by Landlord to Tenant shall be sent to Tenant at Tenant's Billing Address.

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Section 5.2.    Base Rent Adjustment. In addition to the Base Rent, commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, the Rent Adjustments (hereinafter defined), without offset or deduction. Until such time as Tenant receives the first Adjustment Statement (hereinafter defined), Tenant shall, commencing on the Commencement Date and on the first day of each and every month thereafter, make the Initial Monthly Rent Adjustment Deposit.
A.    For the purposes of this Lease:
(1)    "Calendar Year" means each calendar year or a portion thereof during the Term.
(2)    "Declaration" means any recorded declaration of covenants, easements or restrictions, or similar recorded instrument, that may affect the Project.
(3)    "Expenses" means and includes all expenses paid or incurred by Landlord for owning, managing, maintaining, operating, replacing and repairing the Project and personal property used in conjunction therewith (provided all such shall be subject to the provisions set forth on Exhibit E attached hereto), a management fee in an amount equal to one and one-half percent (1.5%) of all Base Rent, Insurance Expenses and Taxes for the Project and any pass-throughs for maintenance and repair of roof, parking lot and HVAC by Landlord, whether the management services are performed by Landlord, an affiliate of Landlord, or by a third party, including any Park Expenses and any costs of enforcing Tenant's obligation hereunder.
(4)    "Insurance Expenses" shall mean and include all actual costs and expenses incurred by Landlord in connection with insuring the Project.
(5)    "Park" shall mean any real property of which the Project is a part as covered by any Declaration.
(6)    "Park Expenses" shall mean and include all actual and reasonable assessments and other expenses, including any management fee, actually charged or imposed relating to the Project pursuant to any Declaration.
(7)    "Rent Adjustments" means all amounts owed by Tenant as Additional Rent on account of Expenses, Insurance Expenses or Taxes.
(8)    "Rent Adjustment Deposit" means an amount equal to Landlord's estimate of Rent Adjustments due for any Calendar Year, which estimate may be made from time to time during the Term.
(9)    "Taxes" means any taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which now or hereafter accrue during the Term and are levied or assessed or become a lien against the Project or any portion thereof, this Lease or any Rent payable under this Lease

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in any Calendar Year and any tax in substitution of any of the foregoing. Taxes also include Landlord's reasonable costs and expenses (including reasonable attorney's fees) in contesting or attempting to reduce any taxes.
B.    Commencing on the Commencement Date, Tenant shall pay to the Landlord as Additional Rent Tenant's Proportion of Expenses, Insurance Expenses and Taxes attributable to each Calendar Year. The amount of Taxes attributable to a Calendar Year shall be the amount assessed for such Calendar Year, even though the assessment for such Taxes may be payable in a different Calendar Year. Notwithstanding the above, as long as Tenant is not in default hereunder, if Landlord decides not to protest the Taxes in any year, Tenant shall have the right to protest or appeal the amount of any property tax or assessment on the Premises as long as Tenant uses a consultant or attorney reasonably acceptable to Landlord and follows applicable procedures for doing so and as long as any required deposit is paid by Tenant during the pendency of such protest or appeal. In the event that Taxes are reduced as a result of a portion of the Building being vacant, Landlord may equitably adjust the Taxes payable by Tenant so that Landlord receives the full benefit of the vacancy factor relating to the portion of the Building that is vacant.
C.    As soon as reasonably feasible after the end of each Calendar Year, Landlord will furnish Tenant a statement ("Adjustment Statement") showing the following:
(1)    Expenses, Insurance Expenses and Taxes for such Calendar Year and the amount of Expenses, Insurance Expenses and Taxes paid by Tenant during such Calendar Year;
(2)    The total amount of Rent Adjustments due Landlord for such Calendar Year, less credits for Rent Adjustment Deposits paid, if any; and
(3)    The Rent Adjustment Deposit due in the current Calendar Year.
D.    Within thirty (30) days after Tenant's receipt of each Adjustment Statement, Tenant shall pay to Landlord:
(1)    The amount of Rent Adjustment shown on the Adjustment Statement as due to Landlord for the Calendar Year last ended; plus
(2)    The amount, which when added to the Rent Adjustment Deposit theretofore paid in the current Calendar Year, would provide that Landlord has then received such portion of the Rent Adjustment Deposit as would have theretofore been paid to Landlord had Tenant paid one-twelfth (1/12) of the Rent Adjustment Deposit, for the current Calendar Year, to Landlord monthly on the first day of each month of such Calendar Year.
Commencing on the first day of the first month after Tenant's receipt of each Adjustment Statement, and on the first day of each month thereafter until Tenant receives a more current Adjustment Statement, Tenant shall pay to Landlord one-twelfth (1/12th) of the Rent Adjustment

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Deposit shown on the then-current Adjustment Statement, as adjusted for any credit from overpayments during the prior year. During the last complete Calendar Year, Landlord may include in the Rent Adjustment Deposit its estimate of the Rent Adjustment which may not be finally determined until after the expiration of the Term. Tenant's obligation to pay the Rent Adjustment shall survive the expiration or termination of the Term, and Landlord's obligation to settle up and reimburse any overpayments shall survive the expiration or termination of the Term.
E.    If the Commencement Date is on any day other than the first (1st) day of January or if the last day of the Term is on any day other than the last day of December, then any Rent Adjustments due Landlord shall be prorated for the applicable calendar year. All Rent Adjustment Deposits may be commingled, and no interest shall be paid to Tenant thereon.
Section 5.3.    Interest Charge and Late Charge. Tenant acknowledges that its late payment of any Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Therefore, if any payment of Rent, or any portion thereof, is not received by Landlord when due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of the unpaid amount. In addition, if any overdue payment of Rent is not paid within one (1) month of the due date thereof, an additional late charge equal to two percent (2%) of the unpaid amount may be charged by Landlord, and Landlord may charge an additional two percent (2%) of any overdue and unpaid amount for each additional month, or fraction thereof, during which any such payment remains past due. Landlord and Tenant agree that the foregoing late charges represent reasonable estimates of costs and expenses incurred by Landlord from, and are fair compensation to Landlord for, its loss suffered by such late payment by Tenant.
Any amount due from Tenant to Landlord under this Lease, other than the payment of Rent, not paid when due shall bear interest from the date when the same is payable under the terms of this Lease until the same shall be paid at a rate of interest equal to eighteen percent (18%) per annum (the "Delinquency Rate").
ARTICLE VI – UTILITIES
Section 6.1.    Utilities. Tenant shall pay, directly to the appropriate supplier, all costs of natural gas, electricity, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. If at any time, any services or utilities are jointly metered, Landlord shall make a reasonable determination of Tenant's share thereof and Tenant shall pay its share, as Additional Rent, within fifteen (15) days after receipt of an invoice from Landlord. Tenant shall cooperate with Landlord and the utility service providers at all times and, as reasonably necessary, shall allow access to the Premises' electric lines, feeders, risers, wiring, and any other machinery within the Premises.
Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, defect, unavailability or unsuitability in the supply or character of any utility or service furnished to the

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Premises, and no such change, failure, interference disruption, defect, unavailability, or unsuitability shall relieve Tenant from any of its obligations under this Lease.
Tenant shall provide Landlord monthly data relating to utility usage and service at the Premises on an annual basis within thirty (30) days after the end of each calendar year and at such other times reasonably requested by Landlord. Such information shall include, but shall not be limited to, information relating to the usage / consumption of electricity, natural gas, water, and waste generation and such other information to enable the assessment of the environmental, social and governance performance of the Premises. Tenant shall provide all relevant documents and information with respect to such matters relating to the Premises.
ARTICLE VII     – USE
Section 7.1.    Use. The Premises shall be used for the Use only, and for no other purpose. Tenant shall use and occupy the Premises and comply with all applicable federal, state, local and/or municipal law, statute, ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, injunction or ordinance (collectively, "Applicable Law").
Section 7.2.    Prohibited Uses. Tenant shall not permit the Premises, or any portion thereof, to be used in such manner which impairs Landlord's right, title or interest in the Premises or any portion thereof, or in such manner which gives rise to a claim or claims of adverse possession or of a dedication of the Premises, or any portion thereof, for public use. Tenant agrees not to drag, push or pull pallets, equipment or other property along, over or across the floor of the Building at any time during the Term. Tenant shall not take any action to materially and adversely affect the environmental performance of the Building at any time during the Term without Landlord's prior written consent. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied: (i) contrary to any Restrictions or any Applicable Law, and shall at all times comply with all Restrictions and Applicable Law, (ii) in any manner which would violate any certificate of occupancy, (iii) in any manner which would render any insurance maintained or required to be maintained by Landlord or Tenant void or the insurance risk more hazardous than on the Commencement Date, (iv) in any manner which would cause structural injury to the Building, (v) in any manner which would cause the value or usefulness of the Premises, the Building, or any part of the Premises or the Building to diminish other than ordinary wear and tear, or (vi) in a manner which would constitute a public or private nuisance or waste. Tenant agrees that it will, promptly upon discovery of any such use, immediately notify Landlord and take all necessary steps to compel the discontinuance of such use.
ARTICLE VIII - MAINTENANCE, REPAIR AND REPLACEMENT OBLIGATIONS
Section 8.1.    Tenant's Obligations.
A.    Subject to the Landlord's obligations set forth in Section 8.2 below, Tenant shall, at its sole cost and expense, promptly perform all maintenance and promptly make all necessary repairs and replacements, in and to the entire Premises, including, but not limited to, the floor slab, interior and demising walls, interior portions of exterior walls, windows, glass, window frames, entries, doors, overhead doors, truck doors, door frames,

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loading dock areas, dock bumpers, dock plates and levelers, signs, and all systems such as plumbing, heating, ventilating, air conditioning, electrical, fire sprinkler and fire protection, water and sewer serving the Premises. Landlord acknowledges that the prior railroad spur on the Property has been abandoned by Tenant and is not required to be replaced or maintained by Tenants.
B.    Tenant shall, at Tenant's sole cost and expense, procure and maintain service contracts, in form and substance and with a licensed firm reasonably satisfactory to Landlord, for (i) the semi-annual maintenance of the heating, ventilating and air conditioning , (ii) the annual (or more frequent if required by the local municipality) maintenance of the fire sprinkler and fire protection systems (including, but not limited to alarms, pumps and sprinkler heads) serving the Premises and (iii) the annual maintenance of the dock doors and levelers. The maintenance service contract of the heating, ventilating and air conditioning shall include the services set forth on Exhibit "B" attached hereto. Tenant shall provide copies of all such contracts to Landlord and, upon the request of Landlord, provide evidence, including reports, that the work and inspections to be performed pursuant to such contracts have been performed.
Section 8.2.    Landlord's Obligations. Landlord shall inspect, test, maintain, repair and replace the roof, the structural portions of the exterior walls (excluding interior portions of exterior walls, windows, glass, window frames, doors, overhead doors, truck doors, and door frames), the foundation of the Building (which foundation shall not include the floors or floor slabs) and the parking lots, parkways and driveways on the Premises. Notwithstanding the foregoing, Landlord's obligations relating to the parking lot, parkways and driveways shall not include snow removal, landscaping, removal of debris or safety issues. Tenant and Landlord acknowledge and agree that certain obligations of Landlord and Tenant relating to the maintenance, repair and replacement of portions of the Premises, and the payment and reimbursement of the costs thereof, shall be governed by the terms set forth on Exhibit "E" attached hereto. Otherwise, all costs incurred by Landlord in connection with any and all inspections, tests, maintenance, repairs and replacements shall be Expenses, and shall be paid by Tenant.
Section 8.3.    Damage Caused by Tenant's Neglect. Notwithstanding anything to the contrary in this Lease, if any damage, repair or replacement to the Premises, the Project or any equipment or appurtenance to the Project, results from any act or negligence of Tenant or any member of the Tenant Group (hereinafter defined), Tenant shall be liable therefor and, upon demand by Landlord, Tenant shall reimburse Landlord for all costs and expenses incurred in connection with such damages, repairs and replacements.
ARTICLE IX     - TENANT'S INSURANCE
Section 9.1.    Tenant's Insurance.
A.    Tenant shall procure and maintain, or cause to be maintained, at all times during the Term, at Tenant's sole cost and expense, and until each and every obligation of Tenant contained in this Lease has been fully performed, no less than the following insurance: (i) insurance covering all of Tenant's employees for Worker's Compensation, in statutory amounts, and Employer's liability coverage of: $1,000,000.00 for each accident, each

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employee and per policy and shall include a waiver of subrogation in favor of Landlord and Landlord's property manager; (ii) Commercial General Liability covering Tenant against any claims arising out of liability for bodily injury and death and personal injury and advertising injury and property damage occurring in and about the Premises, and/or the Building and otherwise resulting from any acts and operations of Tenant, its agents, contractors, invitees and employees, with combined single limit of $1,000,000.00 per occurrence and $2,000,000.00 annual general aggregate. Coverage shall include premises liability, products/completed operation liability, fire legal liability, host liquor liability and contractual liability including coverage for insured contracts; (iii) when any motor vehicles are used in connection with this Lease, Tenant shall provide Automobile Liability Insurance to include owned, non-owned or hired automobiles and automobile contractual liability with limits of not less than $1,000,000.00 combined single limit and such other coverages as required by the laws of the State where the Premises are located; (iv) Umbrella Liability Insurance to be excess and follow-form over the Commercial General Liability, Automobile Liability and Employer's Liability Insurance. The Umbrella Liability policy shall be written on an "occurrence" form with a limit of liability of $5,000,000.00 and a Self-Insured Retention no greater than $10,000.00; (v) property coverage provided under a Special Form or "All Risks" policy, in an amount of the full replacement cost value of the Tenant's Property (which shall include Alterations) and include an agreed amount endorsement waiving any coinsurance limitation; (vi) Business Income coverage with limits not less than an amount necessary to cover continuing expenses including Rent and extra expenses for at least one (1) year; and (vii) such other policy or policies as are deemed reasonably necessary by Landlord. If, pursuant to the provisions of Section 1.1 of this Lease, Tenant is in the business of manufacturing, selling, distributing, serving or furnishing alcoholic beverages, then Tenant shall obtain and maintain, throughout the entire Term, liquor liability and dram shop insurance, in such amounts as Landlord may require, and if no such amount is specified by Landlord, in amounts no less than the minimums required by Applicable Law. In addition to the aforementioned insurances, and during any such time as any alterations or work is being performed at the Premises (except that work being performed by the Landlord or on behalf of Landlord) Tenant, at its sole cost and expense, shall carry, or shall cause to be carried and shall deliver to Landlord at least ten (10) days prior to commencement of any such alteration or work, evidence of insurance with respects to (a) workers compensation insurance covering all persons employed in connection with the proposed alteration or work in statutory limits, (b) general/excess liability insurance, in an amount commensurate with the work to be performed but not less than $2,000,000.00 per occurrence and in the aggregate, for ongoing and completed operations insuring against bodily injury and property damage and naming all additional insured parties as outlined below and required of Tenant and shall include a waiver of subrogation in favor of such parties, (c) builders risk insurance, to the extent such alterations or work may require, on a completed value form including permission to occupy, covering all physical loss or damages, in an amount and kind reasonable satisfactory to Landlord, and (d) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord's interest in the Premises from any act or omission of Tenant's contractors or subcontractors.

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B.    All of Tenant's insurance policies shall: (i) be written with insurance companies authorized to do business in the State where the Premises are located, acceptable to Landlord, with a minimum A.M. Best rating of A-VII; (ii) name Landlord, Landlord's mortgagee and other parties as designated by Landlord, as additional insureds and loss payees as their respective interests may appear and shall provide such additional insured status for on-going and completed operations, (iii) provide defense expense in addition to the limit of liability stated in the policy, (iv) be primary and non contributory and (v) provide a waiver of subrogation endorsement in favor of Landlord and other parties as required by Landlord. Tenant agrees and shall provide thirty (30) days advance written notice of cancellation or non-renewal for any reason (except ten (10) days for non-payment of premium) to Landlord with regard to any policies of insurance required herein above. Tenant shall furnish to Landlord, prior to the Commencement Date, and thereafter at least ten (10) days prior to the expiration of each such policy, certificates of insurance evidencing all required coverages, together with a copy of the endorsement(s), specifically but not limited to Waiver of Rights to Recover from Others, Additional Insureds (ongoing and completed operations) and Contractual Liability endorsements.
C.    Landlord and Tenant further agree any and all deductibles on insurance policies required to be provided by Tenant shall be borne by Tenant and shall be considered insurance for purposes of the Waiver of Subrogation obligation set forth below.
Section 9.2.    Landlord's Insurance. Landlord shall maintain (i) commercial general liability insurance covering the Project at limits no less than those required by Landlord's mortgagee, (ii) Special Form "All Risk" property insurance covering the full replacement cost of the Building (including Building Fixtures) with no coinsurance limitation and including all coverages and perils as required by Landlord and Landlord's mortgagee, if any and (iii) such other insurance deemed necessary by Landlord. The cost of all insurance described in this Section 9.2 and all deductibles paid thereunder shall be a part of Insurance Expenses.
Section 9.3.    Waiver. Landlord and Tenant agree to have all property insurance policies which are required to be carried by either of them under this Lease either endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against the other party and Landlord's mortgagee, if any or to have such policies give permission for the respective Landlord or Tenant to waive recovery rights in writing prior to a loss. By this clause, the parties intend and hereby agree, that the risk of loss or damage to property shall be borne by the parties' insurance carriers. It is hereby agreed that Landlord and Tenant shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which Property Insurance is carried or is required to be carried under this Lease. If Landlord elects to self insure any of the insurance required of Landlord under this Lease, Landlord shall be considered an insurance carrier for purposes of this Section. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, and their respective agents, partners and employees, for any loss or damage to any of its property insured under the insurance policies required under this Lease. The provisions of this Section 9.3 will survive the expiration or termination of this Lease.

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ARTICLE X     - DAMAGE OR DESTRUCTION
Section 10.1.    Damage: Lease to Terminate. If the Project or any portion thereof is substantially damaged by fire or other causes, Landlord shall notify Tenant "Landlord's Notice") within ninety (90) days after the occurrence of such damage the length of time that Landlord estimates it will take to repair or restore the Project. If the repair or restoration of such damage will take more than three hundred sixty-five (365) days, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage by giving written notice to the other within fifteen (15) days after the date the Landlord's Notice is delivered to Tenant.  In such event Rent shall be apportioned on a per diem basis and paid to the date of such termination.
Section 10.2.    Damage: Lease to Continue. If the Project or any part of the Project is damaged by fire or other causes and such damage can be repaired with three hundred sixty-five (365) days after such damage occurs, then Landlord shall proceed with reasonable diligence to repair and restore the Project within such three hundred sixty-five (365) day period, subject to Force Majeure Delay (hereinafter defined), at its sole cost and expense. In such event, provided that: (a) the fire or casualty was not caused by the act or neglect of Tenant, its agents or employees and (b) the fire or casualty rendered the Premises or a portion thereof unusable; then Rent shall abate beginning with the date of the fire or casualty and ending on the date Landlord tenders the Premises to Tenant. Such abatement shall be in proportion to the nonusability of the Premises during the period that Landlord's repair and restoration are in progress. Landlord's obligation to repair, restore or rebuild the Project shall be limited to restoring the Project to substantially the same condition in which the Project existed prior to the fire or casualty. In no event shall Landlord be required to repair or replace any Alterations or improvements made by Tenant or any of Tenant's Property (hereinafter defined). The term "Force Majeure Delay" shall mean any delay beyond the control of Landlord, including, but not limited to, a delay resulting from issuance of permits, any strike, lockout, labor trouble, civil disorder, inability to procure materials, weather conditions, failure of power, restrictive governmental laws or regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts or delays caused directly or indirectly by Tenant, or by any member of the Tenant Group.
Section 10.3.    Insurance Proceeds. In the event of any casualty, all insurance proceeds under policies purchased by Landlord shall be payable to Landlord.
ARTICLE XI – LIENS
Section 11.1.    Lien Claims. Tenant shall not do any act which shall in any way encumber title to the Project or any part of the Project, nor shall any interest or estate of Landlord in the Project be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to or lien upon the Project arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Project. Tenant will not permit the Premises or any other part of the Project to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed by or at the direction or sufferance of Tenant. If any such lien

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so attaches and Tenant fails to pay and remove the same within the earlier to occur of: (a) thirty (30) days after Tenant has knowledge of the filing of the lien (or ten (10) days after written notice from Landlord if Landlord is in the process of selling or financing the Project) and (b) the date required under any mortgage encumbering the Project, then Landlord, at its election, and in addition to any other remedies available under this Lease, or pursuant to Applicable Law, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of Landlord's payment thereof at the Delinquency Rate, shall be deemed to be Additional Rent due and payable by Tenant within fifteen (15) days after written notice from Landlord. Tenant agrees to indemnify, hold harmless and defend (with counsel approved by Landlord) Landlord from any loss, cost, damage or expense, including attorney's fees, arising out of any lien claim or out of any other claim relating to work done or materials supplied at Tenant's request or on Tenant's behalf.
ARTICLE XII - TENANT ALTERATIONS AND SIGNAGE
Section 12.1.    Alterations. Tenant shall not make any alterations, additions or improvements (each, an "Alteration" and collectively, "Alterations") to the Premises without, in each instance, the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, provided that Tenant first gives Landlord written notice, Tenant shall have the right to make Alterations to the Premises that: (i) are non structural, (ii) do not require penetrations or openings in the roof, foundation, floor or floor slab or exterior walls, (iii) do not affect the parking areas, landscaped areas or other common features of the Project, (iv) do not affect any utility or Building system, (v) do not compromise, limit, interfere with, invalidate, violate, weaken or otherwise affect any Engineered Barrier (hereinafter defined) or Institutional Control (hereinafter defined) in effect with respect to the Project, (vi) do not violate, invalidate, cause non-compliance with or otherwise affect the terms of any NFR Letter (hereinafter defined) which may be applicable to the Project, (vii) do not require a permit (viii) do not affect the roof and (ix) do not cost in excess of $25,000.00 in the aggregate in any twelve (12) month period. In addition, Tenant shall have the right to perform the following Alterations, without Landlord's prior consent, but upon prior notice to Landlord: (i) floor coring to sit deeper footings for machines typically pour a concrete pad of 25-28' wide by 7' long by 3-4' deep for each tufting machine, pad is level with floor, extra mass to eliminate vibration; and (ii) additional wiring and other utilities. Also, provided Tenant first provides PDF and CAD plans for such, Landlord shall review and respond within fourteen (14) business days to any request by Tenant to make Alterations required for installation or upgrading of equipment and fixtures used in Tenant's operations; provided that such 14-day period may be extended an additional ten (10) business days if Landlord is diligently pursuing responses from its engineers whose review is required. For purposes of this Lease: (i) "Engineered Barrier" means a physical measure for the purpose of preventing or minimizing exposure to Hazardous Material (hereinafter defined) including, but not limited to: fencing, capping, horizontal or vertical barriers, hydraulic controls, and alternative water supplies; and (ii) "Institutional Control" means a legal or administrative tool or action taken to reduce the potential for exposure to Hazardous Material including but not limited to: use restrictions, deed restrictions, environmental monitoring requirements, and site access and security measures.
Section 12.2.    Standards and Procedures. Any Alteration by Tenant shall be done in a good and workmanlike manner in compliance with all and subject to Applicable Law and

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Restrictions. Before commencing any Alterations requiring Landlord's consent: (a) plans and specifications for the proposed Alteration, prepared by a licensed architect, shall be submitted to and approved by Landlord (such approval shall not be unreasonably withheld or delayed); (b) Tenant shall furnish to Landlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications; (c) all contracts for any proposed work shall be submitted to and approved by Landlord; (d) Tenant shall have furnished Landlord with a satisfactory certificate or certificates from an insurance company acceptable to Landlord reflecting insurance coverage reasonably acceptable to Landlord; and (e) Tenant shall either furnish to Landlord a letter of credit or other security, in form and substance satisfactory to Landlord, to Landlord to insure payment for the completion of all work free and clear of liens. Upon completion of any Alteration by Tenant, Tenant shall furnish Landlord with a copy of the "as built" plans covering such Alteration.
Section 12.3.    Ownership of Alterations. At Landlord's option, at the end of the Term, (A) all Alterations shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof; or (B) any or all of the Alterations must be removed by Tenant and the Premises must be restored as close as reasonably possible to its original condition. When Tenant requests Landlord's consent to perform any Alterations, such request may contain a specific request of Landlord as to whether or not the Alterations will be required to be removed upon the end of the Term. In the event that the request contains such a request, Landlord shall in granting or denying its consent to the performance of the Alterations indicate whether or not the Alterations will be required to be removed upon termination of this Lease.
Section 12.4.    Signs. Tenant shall not place any additional signs on any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord may also install signs reflecting Landlord's logo on the Premises.
ARTICLE XIII – CONDEMNATION
Section 13.1.    Taking: Lease to Terminate. If a portion of the Project shall be lawfully taken or condemned for any public or quasi public use or purpose, or conveyed under threat of such condemnation and as a result thereof the Premises cannot be used for the same purpose as before such taking, sale or condemnation, the Tenant's right to possession under this Lease shall end upon the date of the taking, sale or condemnation by the condemning authority. Tenant hereby assigns to Landlord, Tenant's interest, if any, in such award relative to the value of the Premises taken; provided that Tenant shall have the right to pursue compensation for the value of its leasehold interest in the Premises and for relocation costs. If any part of the Project shall be so taken or condemned, or if the grade of any street or alley adjacent to the Project is changed by any competent authority and such taking or change of grade makes it necessary or desirable to demolish, substantially remodel, or restore the Building, either Tenant or Landlord shall have the right to terminate this Lease upon written notice to the other given not less than sixty (60) days prior to the date of termination designated in such notice.
Section 13.2.    Taking: Lease to Continue. If a portion of the Project shall be lawfully taken or condemned for any public or quasi public use or purpose or conveyed under threat of such condemnation and neither Landlord nor Tenant terminates this Lease (nor has the Lease terminated on its terms) as permitted by Section 13.1 or as a result of such taking, sale or condemnation, the

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remainder of the Premises can be used for the same purpose as before such taking, sale or condemnation, this Lease shall not terminate. However, in the event the cost of restoring the Premises for such use will exceed the condemnation award, Landlord will advise Tenant of the estimated amount of such excess cost, and Tenant shall have fifteen (15) days to elect whether to terminate this Lease or pay the excess amount for restoration of the Premises. If Tenant elects to continue this Lease, Tenant shall deposit such excess funds with Landlord and Landlord shall promptly (subject to Force Majeure Delay and Landlord's receipt of condemnation proceeds) repair and restore the remainder of the Premises. Tenant hereby assigns to Landlord, Tenant's interest, if any, in such award for the value of the Premises; provided that Tenant shall have the right to pursue compensation for any costs of renovating or reconfiguring its operations within the Premises.
ARTICLE XIV - ASSIGNMENT AND/OR SUBLETTING BY TENANT
Section 14.1.    No Assignment, Subletting or Other Transfer. Tenant shall not assign this Lease or any interest hereunder, nor shall Tenant sublet or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or under the Cook Son Lease, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Consent by Landlord pursuant to this Article XIV shall not be deemed, construed or held to be consent to any additional assignment or subletting, but each successive act shall require similar consent of Landlord. Landlord shall be reimbursed by Tenant for any costs or expenses incurred pursuant to any request by Tenant for consent to any such assignment or subletting.
Section 14.2.    Operation of Law. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge (except as pledged as collateral under current Wells Fargo loan) or encumber this Lease or any interest hereunder.
Section 14.3.    Excess Rental. If Tenant shall, with Landlord's prior written consent, sublet the Premises, fifty percent (50%) of the rental in excess of the Base Rent and any Additional Rent herein provided shall be paid by Tenant to Landlord promptly when due under any sublease as Additional Rent due hereunder.
Section 14.4.    Merger or Consolidation. If Tenant is a corporation whose stock is not publicly traded, any transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or sale of any of its assets or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Article XIV. If Tenant is a partnership or limited liability company, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or a change in any partner's or member's interest in Tenant, whether voluntary, involuntary or by operation of law, or sale of any of its assets or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this assignment of this Lease by Tenant subject to the provisions of this Article XIV. Notwithstanding the above, as long as the Guarantor does not change, any merger of Tenant with another company controlled by Guarantor shall not be deemed an assignment of this Lease, provided Guarantor's net worth is

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at least the same as of the date of execution of this Lease. Also, in the event of a successor Guarantor, Landlord will not unreasonably withhold or delay approval of an assignment by Tenant as long as the net worth of such successor Guarantor is equal to, or greater than, $50,000,000. As used in this Section 14.4, the term "control" means possession of the power to vote not less than a majority interest of any class of voting securities and partnership or limited liability company interests or to direct or cause the direction (directly or indirectly) of the management or policies of a corporation, or partnership or limited liability company through the ownership of voting securities, partnership interests or limited liability company interests, respectively.
Section 14.5.    Notice and Information. Tenant shall notify Landlord in writing of Tenant's intent to assign this Lease or any right or interest hereunder, or to sublease the Premises or any part thereof. Such notice, and any request for Landlord's consent under this Article XIV, shall include the name of the proposed assignee or sublessee, the nature of the proposed assignee's or sublessee's business to be conducted on the Premises, the terms and provisions of the proposed assignment or sublease, a copy of the proposed assignment or sublease form, and such other information as Landlord may reasonably request concerning the proposed assignee or sublessee, including, but not limited to, net worth, income statements and other financial statements for a two (2) year period preceding Tenant's notice or request for consent, evidence of insurance complying with the requirements of this Lease, and/or an environmental questionnaire from the proposed assignee or sublessee.
Section 14.6.    No Release of Liability. No assignment or subletting shall relieve Tenant of its obligations hereunder, and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sublease had been made, unless Tenant is released by Landlord in writing.
ARTICLE XV – FINANCIAL INFORMATION
Section 15.1.    Financial Information. Tenant agrees to timely provide financial information as requested by Landlord, including, but not limited to, annual financial statements (which may be consolidated statements of Tenant and the Guarantor) audited by independent certified public accountants within ninety (90) days after the end of each calendar year and any other financial information reasonably requested by Landlord (collectively, "Financial Information"). Tenant agrees that Landlord may deliver the Financial Information to any lender, prospective lender or prospective purchaser of the Premises. Tenant hereby further agrees that the Financial Information submitted by it to Landlord and by any guarantor of Tenant's performance under this Lease ("Guarantor"), whenever furnished to Landlord and whether or not requested by Landlord, are material inducements to the execution by Landlord of this Lease. Tenant represents and warrants that such Financial Information is, and all Financial Information, whenever furnished to Landlord and whether or not requested by Landlord, are true, correct and complete in all material respects and fairly present the financial condition of Tenant (and any Guarantor) for the respective periods covered thereby, and that since the date thereof there has been no material adverse change in such financial condition or operations of the applicable party. Tenant hereby authorizes Landlord to make credit inquiries with Tenant's bank(s) and trade references from time to time during the

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Term, and Tenant agrees to provide Landlord with current references upon Landlord's request and to authorize such references to release credit information to Landlord.
ARTICLE XVI - COSTS AND EXPENSES OF LITIGATION
Section 16.1.    Costs and Expenses of Litigation. Tenant agrees to pay to Landlord all costs and expenses (including reasonable attorney's fees) incurred by or imposed upon Landlord by or in connection with any litigation to which Landlord becomes or is made a party without fault on its part, whether commenced by or against Tenant, or any other person or entity or that may be incurred by Landlord in enforcing any of the covenants and agreements of this Lease with or without the institution of any action or proceeding relating to the Premises or this Lease, or in obtaining possession of the Premises after an Event of Default (hereinafter defined) or upon expiration or termination of this Lease. The foregoing notwithstanding, in the event of litigation initiated by either Landlord or Tenant against the other to enforce the terms of this Lease, the prevailing party shall be entitled to reimbursement of its costs of such litigation, including reasonable attorneys fees. The provisions of this Section 16.1 shall survive the expiration or termination of this Lease.
ARTICLE XVII - ESTOPPEL CERTIFICATES
Section 17.1.    Estoppel Certificate. Tenant agrees that on the Commencement Date and at any time and from time to time thereafter, upon not less than ten (10 business days' prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, Landlord's mortgagee, purchaser, or any other third party designated by Landlord, a statement in writing in the form of Exhibit "C" attached hereto. Tenant further agrees to certify to any prospective purchaser or mortgagee any other reasonable information specifically requested by such prospective purchaser or mortgagee.
ARTICLE XVIII - INSPECTION AND SIGNS
Section 18.1.    Inspections. Tenant agrees to permit Landlord and any authorized representatives of Landlord to enter the Premises at all reasonable times on reasonable advance notice for the purpose of inspecting the Premises, performing Landlord's obligations under this Lease or enforcing Landlord's rights under this Lease. Notwithstanding the foregoing, in the case of an Emergency Situation (hereinafter defined) or upon the occurrence of an Event of Default, no notice shall be required. Any such inspections shall be solely for Landlord's purposes and may not be relied upon by Tenant or any other person.
Section 18.2.    Signs. Tenant agrees to permit Landlord and any authorized representative of Landlord to enter the Premises at all reasonable times during business hours on reasonable advance notice to exhibit the same for the purpose of sale, mortgage or lease, and during the final twelve (12) month period of the Term, Landlord may display on the Premises customary "For Sale" or "For Rent" signs. Landlord may also install signs reflecting Landlord's logo on the Premises.

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ARTICLE XIX – BUILDING FIXTURES AND TENANT'S PROPERTY
Section 19.1.    Building Fixtures. The Building and all other improvements located on the Land, including, but not limited to, all structural components of the Building, the foundation to the exterior tower tank, the underground water cooling tanks, all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, and other fixtures, equipment and articles of personal property used in the operation of the Premises, whether or not attached or affixed to the Premises (collectively, "Building Fixtures"), shall be and remain a part of the Premises and shall constitute the property of Landlord.
Section 19.2.    Tenant's Property. Except as otherwise expressly contemplated in Exhibit D attached hereto, all of Tenant's trade fixtures, including the boilers and the exterior tower tank (excluding its foundation), and other personal property brought onto the Premises by Tenant shall be and remain the personal property of Tenant, and the same are herein referred to as "Tenant's Property", but the boilers and exterior tower tank shall remain at the Premises upon the termination of the Lease.
ARTICLE XX – DEFAULT
Section 20.1.    Tenant's Default. Tenant agrees that the occurrence of any one or more of the following events shall be considered an "Event of Default" under this Lease:
A.    Entry of an order, judgment or decree shall be entered by any court adjudicating Tenant a bankrupt or insolvent, or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant, or of all or a substantial part of its assets, if such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days; or
B.    Tenant shall file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or
C.    Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant, or any of the assets of Tenant; or
D.    Tenant shall file a voluntary petition in bankruptcy, or shall admit in writing its inability to pay its debts as they come due, or shall file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law; or
E.    A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated within sixty (60) days from the date of entry or granting thereof; or

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F.    Tenant shall fail to make any payment of Rent or other payment required to be made by Tenant hereunder when due, and fails to cure such failure within five (5) days after notice from Landlord; or
G.    Tenant shall fail to carry all required insurance under this Lease; or
H.    Tenant, or any Guarantor, has made any material misrepresentation, or failed to disclose a material fact, under this Lease or in connection with any information (including, without limitation, Financial Information) submitted or furnished to Landlord by Tenant or any Guarantor; or
I.    Without Landlord's prior written consent, Tenant shall enter into any transaction of merger or consolidation in which it is not the surviving entity or sell, transfer or dispose of all or substantially all of its assets; or
J.    Tenant shall default under any other lease between Landlord and Tenant; or
K.    If Tenant fails to perform any covenant, promise or agreement on the part of Tenant contained in this Lease not otherwise specified in this Section 20.1 and such failure shall continue for thirty (30) days after notice thereof in writing by Landlord to Tenant, or if such failure or condition which gives rise thereto cannot with due diligence and good faith be cured within such thirty (30) day period, if Tenant shall not in good faith and within the period of thirty (30) days commence the curing of such failure and pursue the curing of such failure continuously and diligently and in good faith to the end that such failure shall be cured within such minimum period in excess of thirty (30) days as may be reasonably necessary to cure such failure through pursuing such cure promptly, diligently, continuously and in good faith; provided, however, that such additional period beyond thirty (30) days shall not apply to a failure that creates a clear and present danger to persons or property or materially adversely affects the Premises, or if the failure is one for which Landlord (or any officer or other agent or beneficial or other owner thereof) may be subject to fine or imprisonment.
The notices provided in this Section shall be in lieu of, and not in addition to, any notice required by Section 1161 et seq. of the California Code of Civil Procedure and any other statutory notice requirement as a condition precedent to the commencement of legal action against Tenant for possession of the Premises.
ARTICLE XXI – REMEDIES
Section 21.1.    Landlord's Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Landlord may, at its election, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein:
A.    Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such intention to terminate,

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in which event Landlord may recover from Tenant all of the following: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, including, but not limited to: attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's Property, equipment, fixtures, alterations and any other items which Tenant is required under this Lease to remove but does not remove; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the lesser of twelve percent (12%) per annum or the maximum lawful rate of interest permitted by applicable law. As used in (iii) above, the "worth at the time award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
B.    Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Subject to the terms of any agreement between Landlord, Tenant and Tenant's lender, such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.
C.    In the event Landlord elects to re-enter the Premises under Section 21.1.B above or takes possession of the Premises pursuant to any proceedings or notice provided by law or Tenant vacates or abandons the Premises, but Landlord does not elect to terminate this Lease as provided in this Section 21.1, Landlord may from time to time without terminating this Lease either recover from Tenant all Rent as it becomes due (pursuant to California Civil Code Section 1951.4) and Landlord shall take commercially reasonable efforts to relet the Premises or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable, with the right of Landlord to make alterations and repairs to the Premises. In the event of any such reletting, rental and other charges received by Landlord therefrom shall be applied in the following order: (i) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, (ii) to the payment of all costs of such reletting, (iii) to the payment of the costs of any alterations and repairs to the Premises, and (iv) the payment of Rent and other charges due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future Rent and other charges due hereunder, as the same may become due, or returned to Tenant at the end of the Term. In the event the rental and other charges received by Landlord from all such reletting are at any time less than the then aggregate of (i) through (iv) above, Tenant

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shall pay such deficiency to Landlord immediately upon demand therefor, but not more often than monthly.
D.    No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21.1 shall be construed as an election to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless such termination shall be decreed by a court of competent jurisdiction and Landlord may enforce all of Landlord's rights and remedies hereunder, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.
E.    In any action for unlawful detainer commenced by Landlord against Tenant by reason of any Event of Default, the reasonable rental value of the Premises for the periods of the unlawful detainer shall be the amount of Rent reserved in this Lease for such period, unless Landlord or Tenant shall provide to the contrary by competent evidence. The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative, and except as otherwise provided by then applicable California law, Landlord may pursue any or all of such rights and remedies at the same time or otherwise.
No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention signed by or on behalf of Landlord is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for a previous Event of Default by Tenant. Should Landlord at any time terminate this Lease for any Event of Default, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including, but not limited to, the cost of recovering the Premises and reasonable attorneys' fees, all of which amounts shall be immediately due and payable from Tenant to Landlord. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or in equity, nor shall pursuit of any remedy herein or otherwise provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants herein contained. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any repossession and/or reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession. All interest and any late charges imposed pursuant to this Lease shall be considered Additional Rent due from Tenant under the terms of this Lease.
Section 21.2.    Survival of Tenant Obligations. No termination of this Lease and no taking possession of and/or reletting the Premises or any part thereof, shall relieve Tenant of its liabilities and obligations hereunder, except as specifically provided herein, and all of Tenant's

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liabilities and obligations under this Lease shall survive such expiration, termination, repossession or reletting except as otherwise specifically provided.
Section 21.3.    Tenant Waiver. To the extent not prohibited by Applicable Law, Tenant hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article XXI. No failure by either party to insist upon the strict performance by the other party of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or completed with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.
Section 21.4.    Suits to Recover Damages. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord at any time and from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term would have expired had there been no Event of Default.
Section 21.5.    Receipt of Payment after Termination. No receipt of moneys by Landlord from Tenant after the termination of this Lease or Tenant's right to possession, or after the giving of any notice of the termination of this Lease or Tenant's right to possession, shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises or any part thereof by proper remedy, it being agreed that after the service of notice to terminate this Lease or Tenant's right to possession or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, or any part thereof or interest therein, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the Tenant's liability hereunder.
Section 21.6.    Cumulative Remedies. No remedy contained herein or otherwise conferred upon or reserved to Landlord, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given herein, now or hereafter existing at law or in equity, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right, remedy or power arising from any default shall impair any such right, remedy or power or shall be construed to be a waiver of any such default or an acquiescence therein.

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Section 21.7.    Landlord Default. If Landlord fails to perform any agreement on the part of Landlord contained in this Lease and such failure shall continue for thirty (30) days after notice thereof in writing by Tenant to Landlord or if such failure or condition which gives rise thereto cannot with due diligence and good faith be cured within such thirty (30) day period, if Landlord shall not in within the period of thirty (30) days commence the curing of such failure and pursue the curing of such failure diligently to the end that such failure shall be cured within such minimum period in excess of thirty (30) days as may be reasonably necessary to cure such failure through pursuing such cure diligently, then, as Tenant's sole remedy, Tenant may (i) undertake to cure such default on behalf of Landlord, and (ii) thereupon Landlord agrees to pay Tenant, within thirty (30) days after receipt of a demand from Tenant, all actual and reasonable costs and expenses (including reasonable attorneys' fees) incurred by Tenant in taking such remedial actions, as evidenced by invoices, lien waivers and other documentation reasonably requested by Landlord. Notwithstanding any other term or provision contained in this Lease, Tenant shall not have the right to terminate this Lease as a result of a default or breach of this Lease by Landlord
ARTICLE XXII - LANDLORD'S PERFORMANCE OF TENANT'S COVENANTS
Section 22.1.    Landlord's Right to Perform Tenant's Obligations. If Tenant shall fail to perform any of its obligations hereunder within the time period (if any) set forth herein, Landlord may (but shall not be obligated to do so), in addition to any other remedies available at law, in equity, or pursuant to this Lease and without waiving or releasing Tenant from any obligation of Tenant hereunder, make any payment or perform any other act which Tenant is obligated to make or perform under this Lease. All sums so paid and all liabilities so incurred by Landlord, together with interest thereon at the Delinquency Rate, shall be payable to Landlord upon demand as Additional Rent. Except in the case of an Emergency Situation, Landlord shall use reasonable efforts to give prior notice (which may be oral) of its performance, if reasonably feasible under the circumstances. Nothing contained herein shall be construed to require Landlord to advance monies for any purpose. The term "Emergency Situation" shall mean a situation which has caused or is likely to cause bodily injury to persons, contamination of or physical damage to the Park or Project (or any portion thereof) or adjoining property or economic liability or criminal jeopardy to Landlord.
ARTICLE XXIII - SUBORDINATION TO MORTGAGES
Section 23.1.    Subordination. Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (both sometimes referred to as "Mortgage") against the Project or any portion thereof. This Lease and the rights of Tenant hereunder, shall automatically, and without the requirement of the execution of any further documents, but subject to the terms of any agreement among Landlord, Tenant and Tenant's lender, be and are hereby made expressly subject and subordinate at all times to the lien of any Mortgage now or hereafter encumbering any portion of the Project, and to all advances made or hereafter to be made upon the security thereto provided that the holder any such Mortgage shall not disturb the rights of Tenant hereunder so long as Tenant pays the rent and performs its obligations hereunder. Additionally, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to obtain a non-disturbance, subordination and attornment agreement from Landlord's mortgagee, and Tenant agrees to execute and deliver, such subordination, non-disturbance and attornment agreement in a form

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customarily required by institutional lenders as may be requested in writing by Landlord from time to time. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to the Tenant, subordinate its Mortgage to this Lease.
Section 23.2.    Landlord Waiver. As a condition to this Lease, Landlord shall execute a Landlord's Waiver, in favor of Tenant's existing or future lender, in the form mutually agreed to by Landlord and Tenant's lender (the "Landlord Waiver").
ARTICLE XXIV - INDEMNITY AND WAIVER
Section 24.1.    Indemnity. Tenant shall indemnify, defend (with counsel approved by Landlord), protect and hold Landlord, Landlord's property manager, Landlord's mortgagees, if any, and their respective officers, directors, members, employees, agents, representatives, successors and assigns ("Landlord Parties"), harmless from any and all loss, cost, damage, expense and liability, including, without limitation, reasonable attorneys' fees (collectively, "Claims") incurred in connection with or arising from (i) the Use, (ii) Tenant's use of the Premises or the Project or from the conduct of Tenant's business or from any activity, work or thing which may be permitted or suffered by Tenant (or any member of the Tenant Group) in or about the Premises or the Project, (iii) any Event of Default or breach or failure to perform any obligation on Tenant's part to be performed under this Lease or arising from any actions or omissions of Tenant or any member of the Tenant Group, including, but not limited to, damages to property and injury to persons in or about the Premises or Project, and from any and all costs, attorneys' fees and costs (including costs and expenses associated with in-house counsel), expenses and liabilities incurred in the defense of any Claim or any action or proceeding brought thereon, including negotiations in connection therewith, and (iv) all damage to or theft of property or injury to persons in or about the Premises or Project from any cause. The provisions of this Section 24.1 will survive the expiration or termination of this Lease.
Section 24.2.    Waiver of Claims. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not make any claim against Landlord for (a) any damage to, or loss of, any property of Tenant or any other person, (b) business interruption or special, indirect or consequential damages, or (c) any acts or omissions of any other tenants in the Building or on the Project, unless caused by the gross negligence or willful misconduct of Landlord, its employees, contractors, or agents. Tenant hereby waives all claims against Landlord with respect to the foregoing. The provisions of this Section 24.2 will survive the expiration or termination of this Lease.
ARTICLE XXV – SURRENDER
Section 25.1.    Condition of Premises. Upon the expiration or termination of this Lease, or upon the termination of Tenant's right to possession of the Premises, and subject to the provisions set forth on Exhibit "E" attached hereto, Tenant will at once surrender and deliver up the Premises to Landlord in good order, condition and repair, reasonable wear and tear excepted, and in compliance with the Move Out Conditions set forth on Exhibit "D" attached hereto and all Applicable Law. Notwithstanding the Move Out Conditions, at the time of the termination of this Lease, Tenant shall not be obligated to repair any items listed on the Move in Condition Report, except to the extent

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such item is not in the same condition it was in as of the time the Move in Condition Report was prepared.
Section 25.2.    Removal of Tenant's Property and Alterations. Upon the expiration or termination of this Lease, Tenant shall remove Tenant's Property and Alterations designated by Landlord. Tenant shall repair any injury or damage to the Premises which may result from such removal. If Tenant does not remove Tenant's Property or designated Alterations from the Premises prior to the end of the Term, however ended, Landlord may, at its option but subject to the terms of any agreement among Landlord Tenant and Tenant's lender, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the costs of such removal (including the cost of repairing any injury or damage to the Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat Tenant's Property and Alterations as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.
Section 25.3.    Holdover. If Tenant retains possession of the Premises or any part thereof after the expiration or termination of the Term, then Tenant shall pay to Landlord Rent, at one hundred fifty percent (150%) of the rate payable for the month immediately preceding said holding over (including increases for Additional Rent which Landlord may reasonably estimate), computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant remains in possession. In addition thereto, if such retention of possession equals or exceeds thirty (30) days, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section do not limit the Landlord's rights of reentry or any other right hereunder.
ARTICLE XXVI - COVENANT OF QUIET ENJOYMENT
Section 26.1.    Covenant of Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and all other charges payable by Tenant hereunder, and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, all of which obligations of Tenant are independent of Landlord's obligations hereunder, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreement hereof free from hindrance by Landlord or any person claiming by, through or under Landlord.
ARTICLE XXVII - RECORDING
Section 27.1.    Recording. A Memorandum of this Lease, in the form attached hereto as Exhibit "F" shall be executed by each of Landlord and Tenant and Tenant may record the same in the Official Records of Orange County, California, provided Tenant has previously delivered to Landlord a fully-executed and notarized Termination of Memorandum of Lease in recordable form, which Landlord may execute and submit for recording upon termination of this Lease.

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ARTICLE XXVIII – NOTICES
Section 28.1.    Notices. All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing and shall be deemed properly given (i) on the date delivered, if delivered by hand, (ii) one (1) business day after the date such notice is deposited with a nationally recognized overnight delivery service; or (iii) on the date when received with proof of receipt to the party to whose attention it is directed or when such party refuses to accept receipt if sent, postage prepaid, by certified mail, return receipt requested, addressed, as applicable, to Tenant at Tenant' Notice Address or to Landlord at Landlord's Notice Address or such other address or to such other party which any party entitled to receive notice hereunder designates to the others in writing by a notice duly given hereunder. Absent notice of a change of address in the manner set forth above, any notices, consents, approvals to or demands upon or by Landlord or Tenant shall be deemed given if given as provided above to the Tenant at the Tenant's Notice Address or the Landlord at the Landlord's Mailing Address as set forth in Section 1.1 hereof.
ARTICLE XXIX - COVENANTS, SUCCESSORS AND ASSIGNS
Section 29.1.    Covenants. All of the covenants, agreements, conditions and undertakings in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and shall be construed as covenants running with the Land, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.
Section 29.2.    Sale of Project by Landlord. Landlord shall at all times during the Term have the right to sell the Project or any part thereof and in connection therewith, to assign Landlord's rights and obligations under this Lease to any such purchaser. The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of title to the Project, and in the event of any transfer or transfers of title to the Project or any part thereof, provided such purchaser assumes the obligations of Landlord in writing and Landlord assigns all rights to the Letter of Credit or cash deposit to such Purchaser, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed.
ARTICLE XXX - ENVIRONMENTAL MATTERS
Section 30.1.    Tenant's Covenants with Respect to Environmental Matters. During the Term, Tenant, at its sole cost and expense, shall:

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A.    comply with all Environmental Laws relating to the Use, and/or to Tenant's use, operation and lease of the Premises;
B.    not handle, use, generate, treat, dispose of, or permit the use, handling, generation, treatment, storage, or disposal of any Hazardous Material in, on, under, around, or above the Project at any time during the Term, except for Permitted Hazardous Materials used in the ordinary course of Tenant's business in compliance with Environmental Laws and without resulting in a release to, on, at or affecting the Premises;
C.    comply with the terms of any NFR Letters issued with respect to the Project;
D.    not take actions that would in any way violate, invalidate, cause noncompliance with or otherwise affect the validity of any NFR Letter issued with respect to the Project;
E.    upon the discovery of an Environmental Condition: (i) promptly, but not later than three (3) business days after the discovery of the Environmental Condition, notify Landlord of the Environmental Condition; (ii) furnish a letter of credit, personal guaranty, escrow of funds, or other security reasonably acceptable to Landlord to secure performance of Environmental Remediation; (iii) prior to commencement of any Environmental Remediation, submit a proposed scope of work for the Environmental Remediation, together with a timetable and a cost estimate, to Landlord for review and approval; (iv) after obtaining Landlord's approval, diligently perform Environmental Remediation; (v) submit to Landlord in a timely manner for Landlord's review and comment the documentation and information required by Sections 30.3 and 30.5 of this Lease relating to each phase of the Environmental Remediation, and pay all costs of Landlord; and (vi) obtain an NFR Letter or comparable acknowledgment from each federal, state, or local governmental agency with jurisdiction over the Environmental Condition that the Premises and/or the Project have been fully remediated without reliance on Institutional Controls or Engineered Barriers;
F.    except for the exterior tower tank and underground water cooling tanks existing as of the Commencement Date which Tenant may continue to operate in compliance with this Lease and without allowing a release on, at or to the Premises, not install or operate any above or below ground tank, (including barrels and drums), sump, pit, pond, lagoon, or other storage or treatment vessel or device on the Project without obtaining Landlord's prior written consent and without the use of adequate secondary containment.
G.    Notwithstanding any other provision of the Lease, with respect to Hazardous Materials, Tenant shall not knowingly use or store chlorinated solvents, radioactive substances, or PFAS Substances at the Premises, and Tenant shall use best efforts to manage its business to prevent such chlorinated solvents, radioactive substances or PFAS Substances from being used or stored at the Premises including, but not limited to, reviewing Safety Data Sheets and other commercially available information to identify and prevent chlorinated solvents, radioactive materials or PFAS Substances from being used or stored at the Premises.

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Section 30.2.    Exacerbation. Tenant shall not be responsible for the remediation of a Pre-Existing Condition. Notwithstanding the foregoing, Tenant shall not exacerbate a Pre-Existing Condition. If Tenant or any member of Tenant Group exacerbates a Pre-Existing Condition during the Term, the provisions of this Article XXX shall apply to such exacerbation of the Pre-Existing Condition as if it were an Environmental Condition.
Section 30.3.    Assessment and Response Rights. In addition to Landlord's other rights of entry, access and inspection contained in this Lease, Landlord and its agents, representatives and consultants shall have a right of entry and access to the Premises at any time in Landlord's discretion for the purposes of (i) inspecting Environmental Records; (ii) ascertaining the nature of the activities being conducted on the Premises and investigating whether Tenant is in compliance with its obligations under Article XXX of this Lease; (iii) determining the type, kind, and quantity of all products, materials, and substances brought onto the Premises, or made or produced thereon, and (iv) performing such Environmental Investigations as Landlord may desire to perform. Tenant will cooperate with Landlord and Landlord's consultants and will supply, promptly upon request, any information reasonably requested to facilitate the completion of the Environmental Investigations. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials, and substances present on the Premises.
Section 30.4.    Copies of Notices. During the Term, Tenant shall promptly provide Landlord with copies of all Environmental Notices. If any Hazardous Material is released: (a) by Tenant or any member of the Tenant Group or (b) on, to or from the Project or Premises during the Term, and such release requires reporting to any federal, state, or local agency or authority pursuant to any Environmental Law, Tenant shall promptly notify Landlord (in no event later than three (3) days after first discovering the commencement of a release) of the facts and the actions being taken to remediate and otherwise respond to the release. Tenant agrees to contemporaneously provide Landlord with copies of all documents submitted to any federal, state or local agency or authority related to such release.
Section 30.5.    Tests and Reports. Upon written request by Landlord, Tenant shall provide Landlord, at Tenant's expense, with: (i) copies of all environmental reports and tests prepared or obtained by or for Tenant or any occupant of the Premises; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Material; (iii) copies of any authorizations or permits issued to Tenant under Environmental Laws with respect to the Premises; and (iv) any other relevant documents and information with respect to environmental matters relating to the Premises. Tenant shall be obligated to provide such documentation only to the extent that the documentation is created by or on behalf of Tenant during the Term or within Tenant's possession or control.
Section 30.6.    Indemnification. Tenant shall reimburse, defend (with counsel approved by Landlord), indemnify, and hold Landlord and any Landlord Parties free and harmless from and against any and all Environmental Losses (hereinafter defined) arising out of or in any way connected with any or all of the following: (A) any Hazardous Material which is or was actually or allegedly generated, stored, treated, released, disposed of, or otherwise located on, at, under or migrating from the Project as a result of the act or omission of Tenant or any member of the Tenant Group

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(regardless of the location at which such Hazardous Material is now or may in the future be located or disposed of); (B) any actual or alleged illness, disability, injury, or death of any person, in any manner arising out of or allegedly arising out of exposure to any Hazardous Material or other substances or conditions present at the Project as a result of the act or omission of Tenant or any member of Tenant Group, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and (C) any failure by Tenant to comply with any obligation under this Article XXX. The obligations of Tenant under this Section 30.6 shall survive any termination or expiration of this Lease.
Section 30.7.    No Liability of Landlord. Landlord shall not have any liability to Tenant, any member of the Tenant Group, or any of Tenant's agents, shareholders, officers or directors, or any other persons as a result of any Pre-Existing Condition or Hazardous Material now or hereafter located on the Premises unless caused by Landlord or its agents. Tenant hereby waives, and releases Landlord from, all Environmental Losses, known or unknown, arising from or relating to any Pre‑Existing Condition including without limitation any liability for contribution under the Comprehensive Environmental Response, Compensation & Liability Act, the Model Toxic Control Act (RCW Chapter 70.105D), or other equivalent governmental regulations.  This release includes claims of which Tenant is presently unaware or which Tenant does not presently suspect to exist in its favor which, if known by Tenant, would materially affect Tenant's release of Landlord. In connection with the general release set forth in this Section 30.7 Tenant specifically waives the provisions of California Civil Code Section 1542, which provides as follows:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

________________________
Tenant's Initials
Tenant hereby agrees, represents and warrants that it is familiar with, has read, understands, and has consulted legal counsel of its choosing with respect to California Civil Code § 1542 and the matters now unknown to it which may have given, or which may hereinafter give rise to actions, legal or administrative proceedings, claims, demands, debts, controversies, damages, costs, losses, liabilities and expenses which are presently unknown, unanticipated and unsuspected, and Tenant further agrees, represents and warrants that the provisions of this Section have been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit the Landlord from any such unknown causes of action, legal or administrative proceedings, claims, demands, debts, controversies, damages, costs, losses, liabilities and expenses which are in any way related to this Section 30.7.

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Section 30.8.    Article XXX Defined Terms.
A.    "Environmental Claim" shall mean and include any demand, notice of violation, inquiry, cause of action, proceeding, orders, decrees, complaints, judgments, or suit for damages (including reasonable attorneys', consultants', and experts' fees, costs or expenses), losses, injuries to person or property, damages to natural resources, fines, penalties, interest, cost recovery, compensation, or contribution resulting from or in any way arising in connection with any Hazardous Material or any Environmental Law.
B.    "Environmental Condition" shall mean the existence of any Hazardous Material on the Project, other than a Pre‑Existing Condition.
(i)    in violation of or requiring cleanup under any Environmental Law or the provisions of this Article XXX, or
(ii)    in concentrations or at levels exceeding applicable federal, state, or local standards for soil, soil vapor, groundwater, or waste on industrial or commercial properties, either of which subjects Landlord to liability for any Environmental Claim or which must be remediated to prevent Landlord from incurring loss of any kind.
C.    "Environmental Investigations" shall mean investigations, invasive sampling, testing, studies, assessments and corrective measures.
D.    "Environmental Law" shall mean any federal, state, or local law, statute, ordinance, code, rule, regulation, policy, common law (including without limitation, tort, toxic tort, negligence, trespass, nuisance, strict liability or ultra-hazardous activity), license, authorization, decision, order, injunction or ordinance which pertains to health, safety, or the environment (including, but not limited to, pollution, contamination, and underground or aboveground tanks) together with all rules, regulations, orders, guidance documents, and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.
E.    "Environmental Losses" means Environmental Claims, Environmental Remediation costs, response costs, Environmental Investigation costs, losses, liabilities, damages, liens, costs, and expenses, including without limitation loss of rental income, loss due to business interruption, diminution in value, and reasonable attorneys' and consultants' fees, costs and expenses.
F.    "Environmental Notices" shall mean summons, citations, directives, information inquiries or requests, notices of potential responsibility, Environmental Claims, investigations, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, received by Tenant or any occupant of the Premises, from any federal, state, or local agency or authority, or any other entity or individual (including both governmental and non‑governmental entities and

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individuals), concerning: (a) any actual or alleged release of any Hazardous Material on, to, or from the Premises or any part of the Project; or (b) any actual or alleged violation of or liability under Environmental Laws.
G.    "Environmental Records" shall mean documentation relating to any Hazardous Material(s) or environmental matters maintained by Tenant or any occupant of the Premises.
H.    "Environmental Remediation" shall mean any Environmental Investigation, response, cleanup, removal, containment, remediation, corrective or other action relating to an Environmental Condition and: (i) required pursuant to any Environmental Law, or (ii) necessary to prevent Landlord from incurring, or relieve Landlord from, loss of any kind as a result of an Environmental Claim.
I.    "Hazardous Conditions" shall mean any Hazardous Material or other substances or conditions present at the Premises or any other part of the Project as a result of the act or omission of Tenant or any member of the Tenant Group (including, but not limited to, ownership, operation, and disposal of any equipment which generates, creates, or uses electromagnetic files, x-rays, other forms of radiation and radioactive materials);
J.    "Hazardous Material" shall include but shall not be limited to any substance, material, or waste that is now or hereafter regulated by any federal, state, or local governmental authority because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation asbestos and asbestos-containing materials, radon, petroleum and petroleum products, urea formaldehyde foam insulation, methane, lead based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides, agricultural chemicals, PFAS Substances, and any other special, toxic, or hazardous substances, materials, or wastes of any kind, including without limitation those now or hereafter defined, determined, or identified as "hazardous substances," "hazardous materials," "toxic substances," "hazardous wastes," or "solid waste" in any Environmental Law.
K.    "NFR Letter" shall mean a "no further remediation" letter, no further action letter, certificate of completion, covenant not to sue, certificate of closure or any other similar environmental closure document issued by any regulatory body, including any such documents issued in connection with voluntary programs.
L.    "Permitted Hazardous Material" shall mean those Hazardous Materials used by Tenant in the ordinary course of Tenant's Use, in compliance with all Environmental Laws and terms of this Lease; provided, however, in no instance shall Permitted Hazardous Materials include Tenant's knowing or intentional use or storage of chlorinated solvents, radioactive materials, or PFAS Substances.
M.    "PFAS Substances" shall mean per and poly-fluoroalkyl substances including, but not limited to, perfluorooctanoic acid, and perfluorooctanesulfonic acid.

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N.    "Pre‑Existing Condition" shall mean the presence of any Hazardous Material in, on, under or at the Premises, to the extent such Hazardous Material was not: (i) introduced onto the Premises or any part of the Project by Tenant or any member of the Tenant Group or (ii) introduced onto the Premises on or after the Commencement Date.
O.    "Remediating Party" shall mean the party which has elected (or is deemed to have elected) to perform any Environmental Remediation.
P.    "Tenant Group" shall mean any or all of Tenant's agents, employees, representatives, contractors, workmen, mechanics, suppliers, operators, customers, guests, licensees, invitees, sublessees, assignees and all of their respective successors and assigns or any party claiming by, through or under any of them.
ARTICLE XXXI – LETTER OF CREDIT
Section 31.1.    Letter of Credit. Landlord requires that Tenant tender an unconditional, irrevocable letter of credit in a form and issued by a bank and in the form attached hereto as Exhibit "G" attached hereto ("Letter of Credit") upon Tenant's execution of this Lease. The amount of the Letter of Credit shall be that amount set forth in Article I. The Letter of Credit shall be held by Landlord during the Term in accordance with the provisions of this Section 31.1. The Letter of Credit shall be irrevocable for one (1) year and shall provide that it is automatically renewable for one (1) year periods ending not earlier than sixty (60) days after the expiration of the Term without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew said Letter of Credit on written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said Letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain such irrevocable Letter of Credit with Landlord through the date which is sixty (60) days after the date of such notice). In the event the issuing bank elects not to renew the Letter of Credit, Tenant shall, not less than thirty (30) days prior to the expiration of the then current term of the Letter of Credit, either provide Landlord with a substitute letter of credit which meets all of the criteria contained herein. In the event that Tenant fails to do so, it shall be an Event of Default and Landlord may immediately, and without notice to Tenant, draw on the Letter of Credit and retain the proceeds thereof. In the event that Landlord draws upon the Letter of Credit after an Event of Default arising out of a failure to provide a renewed or replacement letter of credit as set forth herein, such Event of Default shall not be cured by such draw, nor shall such Event of Default be otherwise curable without the explicit prior written consent of the Landlord. Landlord does not have, and shall not have, any obligation to provide such consent. In addition, in the event of a bankruptcy or insolvency proceeding by or against Tenant, Landlord may draw the full amount available under the Letter of Credit for application against rent payments or other amounts then due and owing to Landlord or which may become due and owing to Landlord.
Section 31.2.    [Intentionally deleted.]
Section 31.3.    Transfer of Letter of Credit. In the event of a sale of the Property, Landlord shall have the right to transfer the Letter of Credit or cash drawn on the Letter of Credit to the purchaser of the Property. Landlord shall thereupon be released by Tenant from all liability

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for the return of such Letter of Credit or cash, as the case may be, and Tenant shall look solely to such purchaser for the return of the Letter of Credit or cash, as the case may be. All fees and charges of the issuing bank to transfer the Letter of Credit or to re-issue the Letter of Credit in the name of the new beneficiary shall be paid by the new beneficiary. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit made to a new landlord.
Section 31.4.    Application of Proceeds from Letter of Credit. If an Event of Default occurs, Landlord may use, apply or retain the whole or any part of any cash drawn on the Letter of Credit or present the Letter of Credit, as the case may be, for the payment of any sum then due hereunder or which Landlord may expend or be required to expend by reason of the Event of Default including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after reentry by Landlord. If any of the Letter of Credit shall be so used, applied, drawn down or retained by Landlord at any time or from time to time, Tenant shall promptly, in each such instance, within five (5) days of written demand therefore by Landlord, pay to Landlord such additional sums as may be necessary to restore the Letter of Credit to the original amount set forth in Article I, and Tenant's failure to timely do so shall be deemed an Event of Default. Tenant does not have, and shall not have, any interest in the Letter of Credit, or in any proceeds of any draw on the Letter of Credit, whether a partial or full draw. Tenant does not have and shall not have any right to require or request that proceeds of a draw on the Letter of Credit be used or not used in any way by Landlord, provided that the proceeds of a draw on the Letter of Credit shall be applied by Landlord to obligations of Tenant hereunder, including, without limitation, Rent..
Section 31.5.    Bankruptcy Proceeding. The Letter of Credit and any cash proceeds drawn therefrom shall not constitute property of the Tenant's estate in any present or future proceedings under title 11 of the United States Code, receiverships, or any other insolvency proceedings under applicable law.
ARTICLE XXXII - OFAC
Section 32.1.    OFAC. Tenant and each person or other party owning a direct or indirect interest in Tenant: (a) is not currently identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control (currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.) or any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any legal requirements (or if such list does not exist, the similar list then being maintained by the United States); (b) is not a person or party subject to any trade restriction, trade embargo, economic sanction, or other prohibition under federal law; and/or (c) is not in violation of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Uniting and Strengthening America by Providing Appropriate Tools Required in Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). Tenant shall indemnify and hold Landlord and each Indemnified Party harmless from and against any and all losses, damages, liabilities, fines, penalties, interest, costs and expenses (including, without limitation, attorneys' fees and court costs) suffered, paid or incurred

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by Landlord and/or any Indemnified Party if the representations, statements and certifications contained in this Article XXXII shall not be true and correct in all respects.
ARTICLE XXXIII – MISCELLANEOUS
Section 33.1.    Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.
Section 33.2.    Severability. If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by Applicable Law.
Section 33.3.    Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state where the Premises are located.
Section 33.4.    Amendments in Writing. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed, acknowledged and delivered by the other party.
Section 33.5.    Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.
Section 33.6.    Brokerage. Tenant warrants that it has no dealings with any real estate broker or agent in connection with this Lease other than Landlord's Broker and Tenant's Broker, if any, and Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof arising out of any acts of Tenant. Landlord shall pay the brokerage commission due Landlord's Broker and Tenant's Broker, if any, pursuant to any written agreement between Landlord and such parties.
Section 33.7.    No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the full amount stipulated herein as then required to be paid by Tenant in respect of Tenant's obligations under this Lease for Rent or any other payments shall be deemed to be other than on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of any such amount be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amount or pursue any other remedy provided in this Lease.

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Section 33.8.    Joint Effort. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.
Section 33.9.    Counterclaims. If Landlord commences any proceeding for nonpayment of Rent or any other sum due to be paid by Tenant under this Lease, Tenant hereby agrees that Tenant will not impose any counterclaim of any nature or description in any such proceeding, provided however, that such agreement of Tenant shall not be construed as a waiver of the right of Tenant to assert such claim in a separate action or actions brought by Tenant.
Section 33.10.    Time. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.
Section 33.11.    Landlord's Consent. Landlord's granting of any consent under this Lease, or Landlord's failure to object to any action taken by Tenant without Landlord's consent required under this Lease, shall not be deemed a waiver by Landlord of its rights to require such consent for any further similar act by Tenant. Notwithstanding anything in this Lease to the contrary, with respect to any provision of this Lease which requires Landlord's consent or approval, Tenant shall not be entitled to make, nor shall Tenant make, any claim for (and Tenant hereby waives any claim for) money damages as a result of any claim by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval, but Tenant's sole remedy shall be an action or proceeding to enforce such provision, or for specific performance, injunction or declaratory judgment.
Section 33.12.    Landlord's Liability. Notwithstanding anything to the contrary herein contained, there shall be absolutely no personal liability asserted or enforceable against Landlord or on any persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of any mortgagee, look solely to the interest of Landlord, its successors and assigns in the Project for the satisfaction of each and every remedy of Tenant in the event of any default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever, except for fraud.
Section 33.13.    Landlord Rights. This Lease does not grant any rights to light or air over or about the Premises. Landlord specifically excepts and reserves to itself the use of the roof, the exterior and structural components of the Building, unimproved portions of the Land including landscaped areas, the land and improvements below the improved floor level of the Building, the improvements and air rights above the Building, the improvements and air rights located outside the demising walls of the Building, such areas within the Project required for installation of utility lines and other installations and to such other portions of the Premises necessary to access, maintain, repair or replace same. The foregoing reservation shall not in any way diminish Tenant's obligations under this Lease, including, but not limited to, its obligations to pay Rent and perform all of its obligations under this Lease.
Section 33.14.    Entire Agreement. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Lease, the exhibits

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annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that no party hereto is relying upon any statement or representation, not embodied in this Lease, made by the other. Each party expressly acknowledges that, except as expressly provided in this Lease the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby.
Section 33.15.    Net Lease. Except as otherwise expressly provided herein, this Lease shall be deemed and construed to be a "net lease" and Tenant agrees to pay all costs and expenses of every kind and nature whatsoever, ordinary and extraordinary, arising out of or in connection with the ownership, maintenance, repair, replacement, use and occupancy of the Premises during the Term, which, except for the execution and delivery hereof, would otherwise have been payable by Landlord.
Section 33.16.    Application of Payments. Landlord shall have the exclusive right to determine how, and in what amounts, payments received from Tenant (or any Guarantor) are applied to amounts due and past due hereunder, and such determination shall be conclusive upon the Tenant and any Guarantor.
Section 33.17.    Tenant Authority. Tenant represents and warrants that it is duly formed and in good standing, and has full corporate, partnership or limited liability company power and authority, as the case may be, to enter into this Lease and has taken all corporate, partnership or limited liability company action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation of Tenant enforceable in accordance with its terms.
Section 33.18.    Venue. TENANT AND LANDLORD AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS LEASE SHALL BE LITIGATED ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF ORANGE, STATE OF CALIFORNIA. TENANT AND LANDLORD HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. TENANT AND LANDLORD HEREBY WAIVE ANY RIGHT TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LANDLORD ON THIS LEASE IN ACCORDANCE WITH THIS SUBSECTION.
Section 33.19.    Waiver of Trial by Jury. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

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Section 33.20.    Counterparts. This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 33.21.    Electronic Signatures. Handwritten signatures to this Lease transmitted by telecopy or electronic transmission (for example, through the use of a Portable Document Format or "PDF" file) shall be valid and effective to bind the parties so signing. It is expressly agreed that each party to this Lease shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopy or electronically transmitted handwritten signature of the other party to this Lease. The parties hereto agree that the use of telecopied or electronic signatures for the execution of this Lease shall be legal and binding and shall have the same full force and effect as if originally signed.
Section 33.22.    Waiver of California Code Sections. In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of: (i) Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Premises; (ii) Civil Code Sections 1941 and 1942 with respect to Landlord's repair duties and Tenant's right to repair; (iii) Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises by condemnation as herein defined; and (iv) any right of redemption or reinstatement of Tenant under any present or future case law or statutory provisions (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Tennant is dispossessed from the Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.
Section 33.23.    Disability Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, as of the date of this Lease, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project (including the Premises and the Building) has not been inspected by a Certified Access Specialist ("CASp"). Accordingly, "a CASp can inspect the Project and determine whether the Project complies with all of the applicable construction‑related accessibility standards under state law. Although state law does not require a CASp inspection of the Project, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Project for the occupancy or potential occupancy of Tenant, if requested by Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction‑related accessibility standards within the Project."
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

TENANT:	TDG OPERATIONS, LLC, a Georgia limited liability company By: Name: Title:
LANDLORD:	CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust By: Name: Title: By: Name: Title:

SIGNATURE PAGE

EXHIBIT "A"

LEGAL DESCRIPTION
That tract or parcel of land situated in the city of Santa Ana, county of Orange, state of California, and described as follows:
Parcel 2, in the city of Santa Ana, county of Orange, state of California, as shown on a parcel map filed in Book 106, Pages 42 and 43 of Parcel Maps, in the Office of the County Recorder of said county.
Except all oil, gas, hydrocarbon substances and minerals by whatever name known in, on or under the above described land, and the right of exploring for, boring, mining, drilling, removing, extracting or marketing said substances, together with the exclusive right to execute any and all leases for the purpose of extracting or recovering said substances, but without the right of entry upon any portion of the surface of the ground or within the upper 500 feet measured downward from the surface, as reserved in the Deed from Harold T. Segerstrom, et al., recorded November 2, 1972, in Book 10408, Page 517, Official Records.

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EXHIBIT "B"
HVAC MAINTENANCE SERVICE CONTRACT REQUIREMENTS

i.	Inspect Entire System

ii.	Lubricate all movable parts

iii.	Check operating temperatures and pressures

iv.	Check and adjust:

▪	Motors and Starters

▪	Valves

▪	Gas Fired Units

▪	Oil Burners

▪	Safety Controls

▪	Compressors

v.	Start up and pump down air conditioning

vi.	Start up and check heating

vii.	Cleaning of coil surfaces; fan impellers & blades; electrical contacts, burner orifices, passages & nozzles; pilot & igniter, etc.

viii.	Aligning belt drives; drive couplings; air fins, etc.

ix.	Replace fan belts when necessary

x.	Calibrating safety controls; temperature & pressure controls, etc.

xi.	Analysis of compressor oil, fuel, gas, etc.

xii.	Furnish proposals for any necessary work not covered by this agreement as requested by customer

xiii.	Check and record voltage and amp draws of all motors

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EXHIBIT "C"

TENANT ESTOPPEL CERTIFICATE
_________________________ (the "Tenant") hereby certifies to CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (the "Landlord") and ____________________________, a(n) ______________________ ("Purchaser/Lender") relating to ___________________________ (the "Project") as follows:
Pursuant to that certain Lease dated ______________, ______ (the "Lease") with Tenant, Tenant leases the portion of the Project commonly known as ____________________________ (the "Premises").
The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord for the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written except as follows (include the date of each amendment, modification or supplement): _____________________________________________________. A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as Exhibit "A".
The term of the Lease began on _________________, ______ and will end on __________________, _______.
Except to the extent expressly provided in the Lease, Tenant does not have any right or option to renew or extend the Term of the Lease, to lease other space at the Property, nor any option or preferential right to purchase all or any part of the Premises.
Tenant has accepted possession of the Premises, and all items of an executory nature relating thereto to be performed by Landlord have been completed, including, but not limited to, completion of construction thereof (and all other improvements required by Landlord under the Lease) in accordance with the terms of the Lease and within the time periods set forth in the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows: ___________________________________________________.
Tenant has neither sent nor received any notice of default under the Lease which remains uncured and has no knowledge that either Landlord or Tenant are in default under the Lease except as follows: __________________________________________________.
Tenant is currently paying monthly Base Rent under the Lease in the amount of $___________________ and monthly Tax Deposits in the amount of $_____________, monthly Insurance Deposits in the amount of $_____________ and monthly Expense Deposits in the amount of $____________.
Tenant has not prepaid any rent or other charges under the Lease to Landlord except as follows: _______________________________________________________________.

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Except for a sublease to Cook Son, has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.
Tenant has no defense as to its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord; except __________________.
A [cash] [letter of credit] security deposit in the amount of $_____________ has been paid to and is presently held by Landlord under the Lease, and Tenant has not given Landlord any other security or similar deposit.
The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.
The use of facsimile or electronic signatures for the execution of this Tenant Estoppel Certificate shall be legal and binding and shall have the same full force and effect as if originally signed.
Dated this _____day of _____________, 20___.

[NAME OF TENANT]
By:     __________________________________
Name:
Title:

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EXHIBIT "D"

MOVE-OUT CONDITIONS
[SEE ATTACHED]

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Schedule D - Move Out Responsibility

Item	Area	Responsibility TDG	CNT
Storage Systems			
	Broadloom Storage Rack dissasmble & skid	X	
	Samples Storage Rack dissasemble & skid	X	
	Anchor Removal & Patch		X
	Demo in-rack sprinklers	X	
	Floor repair		X
Finishing / Shipping			
	Coater, Shear Heads and Latex System Tank cut & skid	X	
	Re-Inspect Table dissasmble & skid	X	
	Cut-Order Table dissasemble & skid	X	
	Floor repair		X
	Anchor Removal & Patch		X
	Silo removal		X
	Silo foundation		X
Yarn Prep / Tufting Rugs			
	Rug Border Tables & Air Eqpt dissasmble & skid	X	
	Tufters - Beam Machines dissasemble & skid	X	
	Tufters - Creel machines disssasemble & skid	X	
	Warpers & Creel / Beam System dissasmble & skid	X	
	Yarn Winders dissasemble & skid	X	
	Floor repair		X
	Air lines		X
Yarn / Carpet Dye Equipment			
	Wet Good Dryer Removal cut & skid	X	
	Floor Repair pump / treatment area		X
	Rope Dye Beck - pull & skid	X	
	Erbatech Dye Beck - pull & skid	X	
	Skein Becks - pull & skid	X	
	Skein Dryer - cut & skid	X	
	Dye & Chemical Dispensing tank dissasmeble & skid	X	
	Dye Area / Lab / Control office demo and floor repair		X
	Floor repair		X
	Pit Fill-In / concrete Work		X
	All Piping, supply lines		X
Facility Items / Equipment			
	Forklifts	X	
	Forklift Chargers	X	
	Floor repair in shop / charging stations		X
	Removal of All maint shop equipment and parts stores	X	
	Remove air compressors	X	
	Wiring & cap removal throught the plant		X
	Remove Heat Exchanger, Piping, and above ground Water Storage Tank		X
	Remove Under Ground Storage Tanks, Lint Drag		X

1 of 2

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EXHIBIT "E"

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EXHIBIT "F"
Form of Memorandum of Lease
MEMORANDUM OF LEASE
THIS MEMORANDUM OF LEASE is made and entered into to be effective as of the ______ day of ___________, 201__, between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("Lessor"), and TDG OPERATIONS, LLC, a Georgia corporation (the "Lessee").
W I T N E S S E T H:
1.    Lessor has leased to Lessee, and Lessee has leased from Lessor, pursuant to a Lease Agreement dated ________________, 201___ (the "Lease"), certain real property and improvements located at 3201 S. Susan Street, Santa Ana, Orange County, California, being more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Premises").
2.    The initial term of the Lease commenced ________________, 2019 and expires ___________________, 2029; however, the Lease grants Lessee two (2) options to further extend the term of the Lease for five (5) additional years each upon the same terms and conditions in the Lease.
3.    The purpose of this Memorandum of Lease is to give notice to the public of the existence of the Lease. The Lease is incorporated herein by reference and all parties shall refer thereto for all terms and conditions thereof. In executing this Memorandum of Lease, the Lessor and Lessee hereby confirm and reaffirm the terms, rights, conditions and obligations imposed by and created pursuant to the Lease, all of which remain in full force and effect.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease to be effective as of the day and year first above written.

LESSOR:
CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust
By:    _____________________________________
Name: __________________________________
Title: ___________________________________
By: _____________________________________
Name:___________________________________
Title: ____________________________________

STATE OF ___________)
COUNTY OF _________)
I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that _______________________________ and __________________________________, whose names as __________________ of Centerpoint Properties Trust, a Maryland real estate investment trust, are signed to the foregoing instrument and who are known to me, acknowledged before me on this day that, being informed of the contents of the instrument, each as such _______________ and with full authority executed the same voluntarily for and as the act of said entity on the date the same bears.
Witness my hand, at Office, this _____ day of ________________________, 20____.
________________________________
Notary Public
My Commission Expires: _________

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LESSEE:

TDG OPERATIONS, LLC,
a Georgia limited liability company

By: _______________________________
Title:    ____________________________
STATE OF ______________)
COUNTY OF ____________)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that______________________, whose name as __________________________ of TDG OPERATIONS, LLC is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he/she as such ____________________________ and with full authority executed the same voluntarily for and as the act of said company on the date the same bears.

Witness my hand, at Office, this _____ day of ________________________, 201___.

________________________________
Notary Public

EXHIBIT "A"

Description of Premises

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EXHIBIT "G"
FORM OF LETTER OF CREDIT

IRREVOCABLE LETTER OF CREDIT
Applicant:    __________________________________________________
__________________________________________________
__________________________________________________
Beneficiary:    CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523-1501
Attention: Executive Vice President, Asset Management

Amount:	__________________ AND NO/100 DOLLARS ($_________)
Ladies and Gentlemen:
We hereby establish our Irrevocable Letter of Credit No. _________, in favor of the above-described Beneficiary, for the account of the above-described Applicant, in an aggregate amount not exceeding ______________________ AND NO/100 DOLLARS ($_________) ("Letter of Credit"). This Letter of Credit shall automatically expire at 6:00 p.m. Chicago Time on ____________, 2019 ("Expiration Date") provided, however, that this Letter of Credit shall be automatically renewed for one (1) year periods thereafter ending not earlier than ___________. Notwithstanding the foregoing, we shall have the right not to renew this Letter of Credit on written notice to the Beneficiary sent by certified mail (return receipt requested) or by overnight courier not less than sixty (60) days prior to the then current Expiration Date.
Funds under this Letter of Credit are available to you against your sight drafts drawn on us, signed by you, stating on their face: "Drawn under Irrevocable Standby Letter of Credit No. ____________" and accompanied by this original Letter of Credit for endorsement. No other documentation, action or inquiry shall be required. Partial draws are permitted.
Beneficiary shall have the right to transfer this Letter of Credit.
In requesting the issuance of this Letter of Credit, the Applicant expressly acknowledges and agrees that any insolvency or related proceeding of the Applicant shall in no way alter or affect the Beneficiary's right to draw under the terms contained herein. We undertake that drafts drawn and presented in conformity with the terms of this Letter of Credit will be duly honored. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 ("UCP 600") and as to matters not addressed by UCP 600 shall be governed and construed in accordance with the laws of the State of Illinois. The number of the Credit and the name of our Bank must be quoted on all drafts required.

By:
Authorized Officer

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